Exhibit 10.7

                                 FIRST AMENDMENT
                   TO THE KINDER MORGAN ENERGY PARTNERS, L.P.
                       2003 UNIT APPRECIATION RIGHTS PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                              W I T N E S S E T H:

     WHEREAS, Kinder Morgan Energy Partners, L.P. maintains the Kinder Morgan Energy Partners, L.P. 2003 Unit Appreciation Rights Plan for Non-Employee Directors (the "Plan"); and

     WHEREAS, the board of directors of Kinder Morgan Management, LLC (the "Board") has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make certain changes desired by the Board, the Plan is hereby amended in the following manner:

     1. Effective as of January 1, 2004, Section 5 is hereby amended in its entirety to read as follows:

            Section  5. Grant of UARs.  Each  Eligible  Director  serving on the
      Board on April 1, 2003, the date of adoption of the Plan by the Partnership, shall be granted 7,500 UARs. Within thirty (30) days after initial election to the Board by the Company's stockholders, the Committee will grant to each Eligible Director a number of UARs authorized by the Committee, not to exceed 20,000 UARs per calendar year. At any time, the Committee, in its discretion, may grant to each Eligible Director a number of UARs for a particular calendar year not to exceed 10,000 UARs ("Annual Grant"). If at any time an Eligible Director is elected to fill an unexpired term or vacancy on the Board, such Eligible Director shall be granted on the date of election a number of UARs equal to 10,000 multiplied by a fraction, the numerator of which is the number of whole months remaining in the calendar year in which such Eligible Director is so elected, and the denominator of which is 12.

            The term "Date of Grant" means (i) in the case of UARs granted to an Eligible Director serving on the Board on April 1, 2003, the date of the adoption of the Plan, such date of adoption; (ii) in the case of Annual Grants, the date designated by the Committee; and (iii) in the case of UARs granted to an Eligible Director upon his initial election or upon his election to fill an unexpired term or vacancy on the Board, such Eligible Director's date of election.



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IN WITNESS  WHEREOF,  the  Partnership  has executed this First Amendment to the
Plan on this 20th day of January, 2004.

                              KINDER MORGAN ENERGY PARTNERS, L.P.

                              By:   Kinder Morgan G.P., Inc., its general
                                    partner

                                    By:   Kinder Morgan Management, LLC, its
                                          delegate

                                          By:   /s/ Joseph Listengart
                                                ------------------------------
                                          Name: Joseph Listengart
                                                ------------------------------
                                          Title:Vice President and Secretary
                                                ------------------------------




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